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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) March 29, 1999

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                         CRESTLINE CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

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
              Maryland                                  1-14635                         52-2151967
(State or Other Jurisdiction of Incorporation)  (Commission File Number)  (I.R.S. Employer Identification Number)
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                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principle Executive Offices) (Zip Code)

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       Registrant's Telephone Number, Including Area Code (240) 694-2000

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                                   FORM 8-K

Item 2.   Acquisition or Disposition of Assets

     Crestline Capital Corporation (the "Company") acquired a 74% limited partnership interest in the Marriott Residence Inn USA Limited Partnership (the "Partnership") on March 29, 1999 from a private Japanese investor for approximately $34.4 million. The total consideration for the acquisition is $89 million, including the consolidation of $54.6 million in debt. The purchase was funded from available cash on hand. The Partnership owns eleven Residence Inn limited-service hotels managed by Marriott International, Inc. Host Marriott Corporation owns a 5% general partner interest in the Partnership.

Item 7.  Financial Statements and Exhibits

         (a)   Financial statements of acquired business.

               It is impracticable for the Company to provide historical financial statements for the Partnership at the time of this filing. The Company will file such financial statements by amendment no later than June 12, 1999 as permitted under Item 7 of Form 8-K.

         (b)   Pro forma financial information.

               The Company will file pro forma financial information reflecting the acquisition of the Partnership by amendment no later than June 12, 1999, as permitted under Item 7 of Form 8-K

         (c)   Exhibits.

         99.1 Press release announcing the acquisition of the 74% limited partnership interest in the Partnership.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CRESTLINE CAPITAL CORPORATION

                              By: /s/  Larry K. Harvey
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                                 Larry K. Harvey
Date:  March 31, 1999            Senior Vice President and Corporate Controller
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